CERTIFICATE OF INCORPORATION

                                       OF

                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

                                    ---------

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST. The name of the corporation (hereinafter called the corporation) is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

         SECOND. The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Cit of Wilmington 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is two hundred, all of which are without par value. All such shares are of one class and are shares of common stock.

         FIFTH:  The name and address of the incorporator are as follows:

         NAME                                    MAILING ADDRESS

         Merryl Wiener                           375 Hudson Street, 11th Floor
                                                 New York, New York 10014

         SIXTH:  The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in summary way of this corporation or any of creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under ss. 279 of Title 8 of the Delaware Code order a meeting or creditors or class of creditors, and/or of the stockholders or a class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement, the said compromise and arrangement and the said reorganization shall, if sanction by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or of the stockholders or a class of stockholders of this corporation, as the case may be, and also on this corporation.

         EIGHTH: For the management of business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. Management of the business and the conduct of affairs of the corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss. 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of ss. 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of the stockholders. Whenever the corporation shall be authorized to issue more than once class of stock, no outstanding share of any class of stock which is denied voting power under the provision of the certificate of incorporation shall entitle the holder thereof the right to vote at any meeting of the stockholders except as the provisions of paragraph (2) of subsection (b) of ss. 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provision of paragraph
(7) of subsection (b) of ss. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH: The corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article Eleventh.

Signed on September 16, 1997.

                                               /s/ Merryl Wiener
                                               -------------------------------
                                                   Merryl Wiener, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
                  ---------------------------------------------

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

2. The Certificate of Incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new
Article:

         "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 115,000,000, of which 105,000,000 shares shall be common stock, par value $0.01 per share, and 10,000,000 shares shall be preferred stock, par value $0.01 per share."

                  1. COMMON STOCK REVERSE STOCK SPLIT: A reverse stock split of the shares of common stock of the Corporation subscribed for, accepted or issued by the Corporation prior to January 1, 1998 (the "Original Stock") was effected upon the filing and recording of a Certificate of Amendment of the Certificate of Incorporation of the Corporation on February 27, 1998 (the "Effective Time"), as follows:

                  (a) Each one hundred (100) shares of Original Stock, having a value of One Cent ($.01) per share on the Effective Date, were combined and converted automatically, and without further action by the holder thereof, into one (1) validly issued share of common stock of the Corporation (the "Split Stock"), having a par value of One Cent ($.01) per share and having all of the rights and benefits applicable to the Original Stock and any right, option, warrant or claim to acquire or receive one hundred (100) shares of Original Stock were converted automatically, and without any further action by the holder thereof, into the right to acquire or receive one
         (1) share of Split Stock upon, and in compliance with, the terms of the right, option, warrant or claim, except that the purchase price per shall be proportionately increased; provided, however, that, with respect to such shares of Split Stock, an aggregate of One Dollar ($1.00) of the consideration paid to the Corporation for each such share of Split Stock shall continue to be treated as capital of the Corporation.

                  (b) From and after the Effective Time, subscriptions for or certificates representing shares of Original Stock are deemed to represent only the right to receive shares of Split Stock to which a stockholder would be entitled pursuant to the reverse stock split effected.

                  2. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The preferred stock authorized may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. The amendment of the certificate of incorporation has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective time of the amendment herein certified shall be the date of filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of May 21, 2004.

                                           /s/ Philip D. Turits
                                           -------------------------------
                                               Philip D. Turits, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
                  ---------------------------------------------


It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

2. The Certificate of Incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new
Article:

         "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 80,000,000, of which 70,000,000 shares shall be common stock, par value $0.01 per share, and 10,000,000 shares shall be preferred stock, par value $0.01 per share."

                  1. COMMON STOCK REVERSE STOCK SPLIT: A reverse stock split of the shares of common stock of the Corporation subscribed for, accepted or issued by the Corporation prior to January 1, 1998 (the "Original Stock") was effected upon the filing and recording of a Certificate of Amendment of the Certificate of Incorporation of the Corporation on February 27, 1998 (the "Effective Time"), as follows:

                  (a) Each one hundred (100) shares of Original Stock, having a value of One Cent ($.01) per share on the Effective Date, were combined and converted automatically, and without further action by the holder thereof, into one (1) validly issued share of common stock of the Corporation (the "Split Stock"), having a par value of One Cent ($.01) per share and having all of the rights and benefits applicable to the Original Stock and any right, option, warrant or claim to acquire or receive one hundred (100) shares of Original Stock were converted automatically, and without any further action by the holder thereof, into the right to acquire or receive one
         (1) share of Split Stock upon, and in compliance with, the terms of the right, option, warrant or claim, except that the purchase price per shall be proportionately increased; provided, however, that, with respect to such shares of Split Stock, an aggregate of One Dollar ($1.00) of the consideration paid to the Corporation for each such share of Split Stock shall continue to be treated as capital of the Corporation.

                  (b) From and after the Effective Time, subscriptions for or certificates representing shares of Original Stock are deemed to represent only the right to receive shares of Split Stock to which a stockholder would be entitled pursuant to the reverse stock split effected.

                  2. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The preferred stock authorized may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. The amendment of the certificate of incorporation has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective time of the amendment herein certified shall be the date of filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of June, 2001.

                                         /s/ Philip D. Turits
                                         -------------------------------
                                             Philip D. Turits, Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
                  ---------------------------------------------


It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

2. The Certificate of Incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new
Article:

         "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 60,000,000, of which 50,000,000 shares shall be common stock, par value $0.01 per share, and 10,000,000 shares shall be preferred stock, par value $0.01 per share."

                  1. COMMON STOCK REVERSE STOCK SPLIT: A reverse stock split of the shares of common stock of the Corporation subscribed for, accepted or issued by the Corporation prior to January 1, 1998 (the "Original Stock") was effected upon the filing and recording of a Certificate of Amendment of the Certificate of Incorporation of the Corporation on February 27, 1998 (the "Effective Time"), as follows:

                  (a) Each one hundred (100) shares of Original Stock, having a value of One Cent ($.01) per share on the Effective Date, were combined and converted automatically, and without further action by the holder thereof, into one (1) validly issued share of common stock of the Corporation (the "Split Stock"), having a par value of One Cent ($.01) per share and having all of the rights and benefits applicable to the Original Stock and any right, option, warrant or claim to acquire or receive one hundred (100) shares of Original Stock were converted automatically, and without any further action by the holder thereof, into the right to acquire or receive one (1) share of Split Stock upon, and in compliance with, the terms of the right, option, warrant or claim, except that the purchase price per shall be proportionately increased; provided, however, that, with respect to such shares of Split Stock, an aggregate of One Dollar ($1.00) of the consideration paid to the Corporation for each such share of Split Stock shall continue to be treated as capital of the Corporation.

                  (b) From and after the Effective Time, subscriptions for or certificates representing shares of Original Stock are deemed to represent only the right to receive shares of Split Stock to which a stockholder would be entitled pursuant to the reverse stock split effected.

                  2. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The preferred stock authorized may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. The amendment of the certificate of incorporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective time of the amendment herein certified shall be the date of filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 15th day of May, 2001.

                                 /s/ Robert Nelson
                                 -------------------------------------------
                                     Robert Nelson, Executive Vice President

                        CERTIFICATE OF AMENDMENT
                                   OF
                      CERTIFICATE OF INCORPORATION
                                   OF
              FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
              ---------------------------------------------


  Fusion Telecommunications International, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does, by Clifford J. Preminger, its Assistant Secretary, under its corporate seal, hereby certify that:

I. The original Certificate of Incorporation of the Corporation was dated September 16, 1997 and recorded with the Office of the Secretary of State of Delaware on September 17, 1997.

II. Pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, the Directors of the Corporation resolved that amending Article FOURTH of the Certificate of Incorporation of the Corporation by adding the following provision was advisable and in the best interests of the Corporation and directed that the Certificate of Incorporation of the Corporation be amended by adding the following provision to the end of Article FOURTH:

         "A reverse stock split of the shares of common stock of the Corporation subscribed for, accepted or issued by the Corporation prior to January 1, 1998 (the "Original Stock") shall be effected automatically upon the filing and recording of this Certificate of Amendment of the Certificate of Incorporation of the Corporation (the "Effective Time"), as follows:

                  (a) Each one hundred (100) shares of Original Stock, (having a current par value of One Cent ($.01) per share) shall be combined and converted automatically, and without further action by the holder thereof, into one (1) validly issued share of common stock of the Corporation (the "Split Stock"), having a par value of One Cent ($.01) per share and having all of the rights and benefits applicable to the Original Stock and any right, option, warrant or claim to acquire or receive one hundred (100) shares of Original Stock shall be converted automatically, and without any further action by the holder thereof, into the right to acquire or receive one (1) share of Split Stock upon, and in compliance with, the terms of the right, option, warrant or claim, except that the purchase price per share shall be proportionately increased; provided, however, that, with respect to such shares of Split Stock, an aggregate of One Dollar ($1.00) of the consideration paid to the Corporation for each such share of Split Stock shall continue to be treated as capital of the Corporation.

                  (b) From and after the Effective Time, subscriptions for or certificates representing shares of Original Stock are deemed to represent only the right to receive shares of Split Stock to which a stockholder would be entitled pursuant to the reverse stock split effected hereby."

III. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, a majority of the outstanding stock entitled to vote hereon voted in favor of, approved, and adopted the foregoing proposed amendment of the Certificate of Incorporation of the Corporation.

IV. The foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

V. The undersigned, under penalties or perjury, acknowledges that the foregoing instrument dated February 27, 1998, is the act and deed of the Corporation, and that the facts stated therein are true.

                                               /s/ Clifford J. Preminger
                                               -------------------------
                                                   Clifford J. Preminger,
                                                   Assistant Secretary

(CORPORATE SEAL)

                        CERTIFICATE OF AMENDMENT
                                   OF
                      CERTIFICATE OF INCORPORATION
                                   OF
              FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
              ---------------------------------------------


It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

2. The Corporation was formed pursuant to a Certificate of Incorporation dated September 16, 1997 and recorded September 17, 1997 with the Office of the Secretary of State of Delaware.

3. The Certificate of Incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new
Article:

         "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 50,000,000, all of which shares shall be Common Stock having a par value $0.01."

4. The amendment of the certificate of incorporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

5. The effective time of the amendment herein certified shall be the date of filing.

         IN WITNESS WHEREOF, the parties hereunto set our hands and the seal of the Corporation and affirm that the statements herein are true under penalty of perjury on this 18th day of February, 1998.

                              /s/ Steven M. Glazer
                              -----------------------------------------
                                  Steven M. Glazer, Assistant Secretary

                        CERTIFICATE OF AMENDMENT
                                   OF
                      CERTIFICATE OF INCORPORATION
                                   OF
              FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
              ---------------------------------------------


It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

         "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 10,000,000, all of which shares shall be Common Stock having a par value $0.01."

3. The amendment of the certificate of incorporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective time of the amendment herein certified shall be the date of filing.

         IN WITNESS WHEREOF, the parties hereunto set our hands and the seal of the Corporation and affirm that the statements herein are true under penalty of perjury on this 20th day of October, 1997.

                                        /s/ Philip D. Turits
                                        -------------------------------
                                            Philip D. Turits, President